Exhibit 99.2

Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT RECEIVES REGULATORY APPROVAL FOR MERGER WITH FIRST M&F

TUPELO, MISSISSIPPI (August 15, 2013) - Renasant Corporation (NASDAQ: RNST) and First M&F Corporation (NASDAQ: FMFC) today announced that all regulatory approvals have been received in connection with the proposed merger of First M&F Corporation into Renasant Corporation. Subject to closing conditions contained in the merger agreement, the transaction is expected to be effective as of Sunday, September 1, 2013.

On that date, Merchants & Farmers Bank (“M&F”) will become Renasant Bank, and M&F locations will re-open under the Renasant Bank brand on Tuesday, September 3, 2013. M&F clients should continue to conduct their banking business as usual i.e., using existing branches, checks, debit cards and ATMs, until receiving notice from Renasant that system conversion has been completed, which is expected to occur during the fourth quarter of 2013.

ABOUT RENASANT CORPORATION:
Renasant Corporation, a 109-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.2 billion and operates over 85 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia. As of September, 1, 2013, Renasant is projected to have assets of approximately $5.8 billion and will operate over 120 locations banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.